Exhibit 4.3


            Independent Certified Public Accountants' Consent

     We have issued our report dated July 10, 1997 on the statements of condition and related securities portfolios of Van Kampen American Capital Insured Income Trust, Series 68 and Series 69 as of July 10, 1997 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                    Grant Thornton LLP







Chicago, Illinois
July 10, 1997